Exhibit 4.23

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT effective as of the Closing of the purchase of Shares provided for herein, between VERSADIAL, INC. (a Nevada corporation, referred to herein as the "Company"), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, units (“Units”) consisting of shares (“Shares”) of Common Stock of the Company, par value $0.0001 per share (“Common Stock”) , and warrants (“Warrants”) to purchase shares of Common Stock of the Company (“Warrant Shares”) equal to 20% of the number of shares of Common Stock purchased at a price per Unit of $1.60 (“Per Unit Purchase Price”), all upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties herein contained, it is hereby agreed as follows:

1.	PURCHASE PRICE; CLOSINGS; ISSUANCE.

1.1.
Unit Purchase. In reliance on the representations and warranties contained herein and subject to the terms and conditions hereof, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Units indicated below such Purchaser’s name on the signature page of this Agreement at the Per Unit Purchase Price. Each Unit represents the purchase of one share of Common Stock and an appurtenant Warrant with an initial exercise price of $2.00 per share.

1.2.	Closings.

1.2.1.
The purchase and sale of the Units shall take place at the offices of counsel to the Company (or remotely via the exchange of documents and signatures) on one or more dates as the Company may elect prior to January 31, 2008 (each a “Closing”).

1.2.2.	Unless extended by the Company as provided in the Term Sheet annexed to the Subscription Agreement, the last Closing shall not be after January 31, 2008.

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1.3.	Closing Deliveries. At each Closing

1.3.1.
the Company shall deliver or cause to be delivered to each Purchaser buying Units at such Closing, one or more stock certificates, representing the Shares comprising the Units and one or more warrant certificates representing the Warrants comprising the Units, free and clear of all restrictive and other legends (except as expressly provided herein), evidencing, respectively, the number of Shares equal to the number of Units, and such number of Warrants equal to 20% of the number of Units, indicated below such Purchaser’s name on the signature page of this Agreement, registered in the name of such Purchaser;

1.3.2.
each Purchaser buying Units consisting of Shares and Warrants at such Closing, shall deliver or cause to be delivered an amount equal to the Per Unit Purchase Price multiplied by the number of Units indicated below such Purchaser’s name on the signature page of this Agreement under the heading “Units Purchased”, in United States dollars and in immediately available funds, by delivery of a check payable to the Company, or, with the Company’s consent, wire transfer to an account designated in writing to such Purchaser by the Company for such purpose. The total purchase price payable by each Purchaser shall be set forth under such Purchaser’s name on the signature page of this Agreement under the heading “Purchase Price.”

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

2.1.
Organization and Qualification. Each of the Company and its subsidiary, Innopump, Inc., is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor such subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws or other organizational or charter documents, except where such violation would not have a Material Adverse Effect, as hereinafter defined. Each of the Company and Innopump,Inc. is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document (as defined below), (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

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2.2.
Authority of Agreement. The Company has the power and authority to execute and deliver this Agreement, the Registration Rights Agreement , the Warrants and the Subscription Agreement (collectively referred to as the “Transaction Documents”) and to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Transaction Documents constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

2.3.
No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, the Articles of Incorporation or the By-Laws of the Company or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Company or its assets may be bound or subject. The Company is not in violation of or (with or without notice or lapse of time or both) in default under, any material term or provision of its Articles of Incorporation or By-Laws or of any indenture, loan or credit agreement, note agreement, mortgage, security agreement or other agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which the Company’s assets are bound.

2.4.
Articles and Bylaws. The copies of the Articles of Incorporation and Bylaws of the Company which have been made available for inspection by the Purchasers prior to the execution of this Agreement are true and complete and have not been amended or repealed.

2.5.
Capital Stock.   Prior to the issuance and sale of the Units to the Purchasers, the authorized capital stock of the Company will consist of 35,000,000 shares of Common Stock, of which (i) 15,309,194 shares shall be outstanding, (ii) additional shares reserved for issuance upon the exercise of outstanding warrants as adjusted pursuant to their terms by virtue of the sale of securities under this Agreement, and (iii) an additional 6,373,415 shares shall be reserved for issuance upon conversion of the Company’s 10% Redeemable Convertible Secured Notes in the principal amount of $7,500,000. All such outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

2.6.
Binding Obligations.  This Agreement and the other Transaction Documents each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.

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2.7.
Authorization of Shares. The Shares are duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens and restrictions, other than liens that might have been created or suffered by any Purchaser with respect to the Shares and restrictions imposed by the Securities Act, state securities laws or this Agreement.

2.8.
Reservation of Warrant Shares. The Warrant Shares have been duly reserved for issuance upon exercise of the Warrants and, when issued and paid for in accordance with the terms of the Warrants, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens and restrictions, other than liens that might have been created or suffered by any Purchaser with respect to the Warrant Shares and restrictions imposed by the Securities Act, state securities laws or this Agreement.

2.9.
Securities Laws. Subject to the accuracy of the representations and warranties of the Purchasers, the offer, issue and sale of the Units are and will be exempt from registration and prospectus delivery requirements of the Securities Act, are and will be issued in compliance with all applicable federal and state securities laws.

2.10.
Financial Statements. The financial statements of the Company made available for inspection by the Purchasers (i) are complete and correct in all material respects and are in accordance with the books and records of the Company, (ii) present fairly the consolidated financial condition of the Company and its subsidiaries at September 30, 2007 (the “Balance Sheet Date”) and other dates therein specified and the results of operations and changes in financial position of the Company and its subsidiaries for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except that the unaudited financial statements are subject to year-end audit adjustments and do not contain complete footnotes or statement of stockholders equity. The Company and its subsidiaries have no liabilities or obligations, either acquired or absolute, contingent or otherwise, of a type required by generally accepted accounting principles to be reflected on, or reserved against in, a balance sheet, which are not reflected or provided for in the financial statements and related notes except liabilities arising after the Balance Sheet Date which were incurred in the ordinary course of business.

2.11.
Changes. Since the Balance Sheet Date, neither the Company nor any of its subsidiaries has (a) mortgaged, pledged or subjected to lien any of its material assets, tangible or intangible, (b) sold, transferred or leased a material portion of its assets, (c) cancelled or compromised any material debt or claim, or waived or released any right, of material value, (d) suffered any physical damage, destruction or loss (whether or not covered by insurance) having a material effect, (e) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, or (f) suffered or experienced any material adverse change or loss in its business other than its continuing losses from operations.

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2.12.
Litigation. There is no action pending and, to the best knowledge of the Company, there is no material action threatened against the Company, its subsidiaries or their properties or assets. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental entity.

2.13.
Disclosure. The representations and warranties of the Company contained herein do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

2.14.
No Governmental Consent or Approval Required. Based in part on the representations made by the Purchaser in the Transaction Documents, no authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, state or local governmental agency or body is required by or from the Company for the valid and lawful authorization, execution and delivery by the Company of this Agreement or any other agreement entered into by the Company in connection with this Agreement, and consummation of the transactions contemplated hereby or thereby, or for the valid and lawful authorization, issuance, sale and delivery of the Shares and the Warrants comprising the Units, and the issuance of the Warrant Shares upon exercise of the Warrants other than the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares, Warrants and Warrant Shares under applicable blue sky laws and federal securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements.

3.	REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser represents and warrants to the Company as follows:

3.1.
Status. If the Purchaser is a corporation or other entity, the Purchaser is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to execute, deliver and perform its obligations under this Agreement, and the other Transaction Documents. If the Purchaser is an individual, the Purchaser has legal capacity to execute, deliver and perform his or her obligations under this Agreement, and the other Transaction Documents.

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3.2.
Authority for Agreements. The Purchaser has the power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser and this Agreement and the other Transaction Documents each constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

3.3.
No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby by the Purchaser does not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, the Certificate of Incorporation or the By-Laws of the Purchaser (if the Purchaser is a corporation), any other organizational instrument (if the Purchaser is a legal entity other than a corporation) or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Purchaser is a party or by which the Purchaser may be bound.

3.4.	Purchaser Representations and Acknowledgments.

3.4.1.
The Purchaser is acquiring the Units for the Purchaser’s own account for investment only and not as nominee or agent and not with a view to, or for sale in connection with, a distribution of the Shares and with no present intention of selling, transferring, granting a participation in or otherwise distributing, the Units, all within the meaning of the Securities Act of 1933, as amended, and the rules and regulations hereunder (the "Securities Act") and any applicable state, securities or blue-sky laws.

3.4.2.
The Purchaser is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Units or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement.

3.5.	The Purchaser acknowledges to the Company that:

3.5.1.
The Company has advised the Purchaser that the Units and Warrant Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration;

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3.5.2.
The Company has advised the Purchaser that a purchase of the Units involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments;

3.5.3.	The Company's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the Purchaser's representations contained herein;

3.5.4.
The Units and the Warrant Shares cannot be resold without registration or an exemption under the Securities Act and such state securities laws, and that certificates representing the Units and the Warrant Shares will bear a restrictive legend to such effect substantially as follow;

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

3.5.5.
The Purchaser has evaluated the merits and risks of purchasing the Units, and has such knowledge and experience in financial and business matters that the Purchaser are capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of purchasing the Units, and is able to bear the economic risk of purchasing the Units, including the possibility of a complete loss with respect thereto;

3.5.6.
The Purchaser has had access to such information regarding the business and finances of the Company and its subsidiaries, and have been provided the opportunity to discuss with the Company's management the business, affairs and financial condition of the Company and its subsidiaries and such other matters with respect to the Company and its subsidiaries as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company;

3.5.7.
All of the Purchaser's representations and warranties set forth herein are correct and complete as of the date of this Agreement, shall be true and correct as of the closing of the transaction contemplated by this Agreement, shall survive such closing and if there should be any material change in such information prior to the sale to the Purchaser of the Units the Purchaser will immediately furnish such revised or corrected information to the Company; and

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3.5.8.
The Purchaser, by initialing the applicable paragraphs in the Subscription Agreement that is a part of the Transaction Documents represents and warrants that the Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act, as presently in effect.

4.	CONDITIONS PRECEDENT TO CLOSING

4.1.
Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Units at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

4.1.1.
Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

4.1.2.
Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

4.1.3.
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

4.1.4.	Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a Material Adverse Effect.

4.2.
Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Units at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

4.2.1.
Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

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4.2.2.
Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

5.
INDEPENDENT NATURE OF PURCHASERS’ OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Units pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents

6.	MISCELLANEOUS

6.1.
Entire Agreement; Survival of Provisions. The Transaction Documents constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings with respect thereto, whether written or oral. All of the covenants of the parties made herein shall remain operative and in full force and effect pursuant to their respective terms regardless of acceptance of the Shares and payment therefor. The representations and warranties set forth herein shall survive the execution and delivery of this Agreement, and the issuance of the Shares and Warrants in each case until the second anniversary of the date of this Agreement (the "Expiration Date"), and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company. Notwithstanding the preceding sentence, any representation or warranty in respect of which an indemnity may be sought hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if a claim for indemnification shall have been given to the party against whom such indemnity may be sought prior to the Expiration Date. The agreements and covenants of the parties set forth in a Transaction Document shall survive for the term of the Transaction Document. The representations, warranties, agreements and covenants made in the Transaction Documents shall be deemed to have been relied upon by the parties hereto.

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6.2.
No Waiver; Modifications in Writing. No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided herein with respect to any right of indemnification, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No waiver of or consent to any departure by a party from any provision of this Agreement shall be effective unless signed in writing by the parties entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

6.3.
Notices. All notices, demands and other communications provided for hereunder shall be in writing, shall be given by registered or certified mail, return receipt requested, on the date sent by telecopy with electronic confirmation of such transmission, the date given by electronic or email delivery, or the business day next following deposit with a courier service for overnight delivery with written confirmation of such delivery or upon personal delivery, addressed to the parties, as follows:

If to the Company, to:

Versadial, Inc.
305 Madison Avenue, Suite 4510
New York, NY 10165
Facsimile: 212-808-0113

with a copy to (which shall not constitute notice):

Robert Barandes, Esq.
Beckman, Lieberman & Barandes, LLP
Suite 1313, 116 John Street
New York, NY 10038
Telecopy: (212) 608-9687

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If to a Purchaser, at the address set forth on the signature page hereto.

or to such other address as any party shall designate in writing in compliance with the provisions of this Section.

6.4.
Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, which may be delivered by facsimile or electronic copy, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

6.5.
Binding Effect; Assignment. The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other Person, without the prior written consent of the other party hereto. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchasers and their respective permitted successors and assigns.

6.6.
Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to the principles of conflict of laws, provided, however, that the due authorization, issuance and enforceability of the terms of the Common Stock or any requirement of stockholder approval or the validity or invalidity of any action by the Board of Directors or compliance by the Company or any subsidiary with its Certificate of Incorporation or bylaws or any of their corporate authority, shall be governed by, and construed in accordance with, the laws of the domicile of such entity, without giving effect to the principles thereof relating to the conflict of laws.

6.7.
Consent to Jurisdiction and Service of Process. Any suit, action or proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby or thereby may be instituted in any Federal court situated in the State of New York or any state court of the State of New York, in each case, in the Borough of Manhattan, City of New York, in the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Transaction Documents or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding. Any and all service of process and any other notice in any such suit, action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested if sent to such party at the address for such party set forth in Section 6.3 hereof, or by any other means of mail that requires a signed receipt, postage fully prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

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6.8.
Further Assurances. Each of the parties hereto shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of the Transaction Documents and the transactions contemplated hereby and thereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

6.9.
Severability of Provisions. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

6.10.	Headings. The Article, Section and subsection headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

6.11.
Costs and Expenses. Other then as previously agreed to in a separate writing between the Company and Fursa Master Global Event Driven Fund, L.P., each party shall bear its own costs and expenses in connection with the execution and delivery of the Transaction Documents.

6.12.
Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby.

SIGNATURE PAGE

The Parties acknowledge that the signature page of the Subscription Agreement which is part of the Transaction Documents shall be deemed the signature page hereof.

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